American Housing Income Trust®

For Immediate Release

American Housing Income Trust, Inc. Announces $2,000,000 Stock Repurchase Plan

Phoenix, AZ, April 4, 2016/PRNewswire/ -- American Housing Income Trust, Inc.®, a Maryland corporation ("AHIT" or the "Company") (OTCQB: AHIT) announced today that its Board of Directors has authorized a stock repurchase plan (the "Repurchase Plan") to repurchase up to $2,000,000 of its outstanding common stock. Under the Repurchase Plan, repurchases will be funded consistent with any restrictions under the Maryland General Corporations Law ("MGCL"), and the repurchased shares will return to the status of authorized but unissued shares of common stock. The Repurchase Plan will operate in accordance with the MGCL, and guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934.

In making the announcement, AHIT's President and CEO Jeff Howard stated, "We are committed to delivering shareholder value. The repurchase program authorized by our Board of Directors reflects the board's confidence in both our short-term prospects and our long-term growth plan. We remain fully committed to our goal of growing our future net earnings through a combination of internal growth and selective acquisitions in the single family residential space. We believe we have a unique opportunity to return value to shareholders at a price that is advantageous to the company."

There is no guarantee as to the exact number of shares that will be repurchased by the Company and there can be no assurance that any shares will be repurchased. The Repurchase Plan is set to expire on November 1, 2016, although the Board of Directors may terminate the Repurchase Plan any time.

About American Housing Income Trust, Inc.

American Housing Income Trust Inc., is incorporated in the State of Maryland owns and operates single family rentals in Arizona, Nevada and Texas and has plans to scale its operations nationally. American Housing Income Trust Inc. is a publicly traded company on OTC Markets Group Inc. OTCQB listing venue as a compliant, fully reporting entity with the United States Securities and Exchange Commission. The Company's focus is on employing a disciplined acquisition strategy, operational efficiencies, as well as maintaining a full understanding of local, regional, and national housing fundamentals. As part of its marketing strategy, it promotes the benefits of single-family rental living compared to apartment dwelling. The company intends to qualify as a REIT for federal income tax purposes and would not be subject to federal income tax to the extent that it distributes at least 90% of its taxable income to its shareholders. American Housing Income Trust Inc. has incorporated the assets of its subsidiaries that launched their initial business plan to acquire portfolios of SFR's in 2010 and is headquartered in Phoenix, Arizona through its wholly-owned subsidiary, American Realty Partners, LLC . For information on American Housing Income Trust, visit www.ahitrust.com.

Forward Looking Statement

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions. Forward-looking statements may be identified by use of words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," or "potential" or similar words or phrases which are predictions of or indicate future events or trends. Statements such as those concerning potential acquisition activity, investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance are based on the Company's current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Any of these statements could prove to be inaccurate and actual events or investments and results of operations could differ materially from those expressed or implied, including the ability of the Company to qualify and operate as a REIT. To the extent that the Company's assumptions differ from actual results, the Company's ability to meet such forward-looking statements, including its ability to invest in a diversified portfolio of quality real estate investments and to qualify and operate as a REIT, may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements and the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes. Please refer to Company's filings with the Securities and Exchange Commission for further information.

Contact: Monica Andreas, Executive Secretary, 623-551-5808, monica@ahitrust.com

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SOURCE American Housing Income Trust, Inc.